Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
nLIGHT, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

/s/ KPMG LLP

Portland, Oregon
April 25, 2018